                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                STATE OR OTHER JURISDICTION
                                                    OF INCORPORATION OR
                          NAME                          ORGANIZATION
           ----------------------------------  ------------------------------
 1.        SFI                                                New York
 2.        United Envelope Co., Inc.                          New York
 3.        Data Business Forms Limited                          Canada
 4.        Hano Document Printers, Inc.                       Virginia
 5.        Huxley Envelope Corp.                              New York
 6.        Pocono Envelope Corp.                          Pennsylvania
 7.        Rex Envelope Co., Inc.                             New York
 8.        Astrid Offset Corp.                                New York
 9.        SFI of Delaware, LLC                               Delaware
10.        United Envelope, LLC                               Delaware
11.        3303471 Canada Limited                               Canada